Exhibit 23.3

November 23, 2023

Board of Directors NAPLOY CORP.

95 Lias Estate Kafe District Abuja,

FCT 900108 Nigeria

Re: Form S-1 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-1 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

/s/ Haddan & Zepfel LLP

Haddan & Zepfel LLP